Filed Pursuant to Rule 424(b)(5)
Registration Statement No.: 333-206411

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee
Shares of beneficial interest classified as common stock, par value $0.0001 per share	$100,000,000.00(1)	$12,120.00(2)

(1)	This prospectus supplement relates to $60,256,015 unsold aggregate offering price of shares of beneficial interest classified as common stock (referred to herein as common shares) that were previously covered by the registrant’s then-active registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on August 14, 2015 (File No. 333-206411) (the “Prior Registration Statement”), pursuant to a prospectus supplement thereunder filed on November 23, 2016 (the “Prior Prospectus Supplement”) and an additional $39,743,985 aggregate offering price of common shares covered by the prospectus supplement filed hereby. The prospectus supplement filed hereby supersedes and replaces the Prior Prospectus Supplement.

(2)	Payment of $16,537.50 of the registration fee was made at the time of filing of the Prior Prospectus Supplement. In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended, $60,256,015 of the securities registered pursuant to the prospectus supplement filed herewith were previously registered on the Prior Registration Statement. In connection with the Prior Registration Statement, Lexington Realty Trust paid a registration fee of $16,537.50, which will continue to be applied to the $60,256,015 aggregate offering price of unsold securities to which this prospectus supplement relates, and an additional $4,817.00 is being paid in connection with the additional $39,743,985 aggregate offering price of common shares covered by the prospectus supplement filed hereby. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the current registration statement on Form S-3ASR filed with the Securities and Exchange Commission on February 27, 2018 (File No. 333-223257), as amended by Post-Effective Amendment No. 1 on Form POSASR filed with the Securities and Exchange Commission on March 14, 2019.

PROSPECTUS SUPPLEMENT

(to prospectus dated February 27, 2018)

Up to $100,000,000.00

Shares of Beneficial Interest Classified as Common Stock

_____________________

We have entered into separate equity distribution agreements, dated as of January 11, 2013, as amended and restated on March 14, 2019, with each of Jefferies LLC and KeyBanc Capital Markets Inc., which we refer to as the sales agents, relating to our shares of beneficial interest classified as common stock, par value $0.0001 per share, which we refer to as common shares, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of these equity distribution agreements, as amended, we have increased the amount we may offer and sell to up to an aggregate of $164,743,985 of our common shares from time to time through the sales agents as our agents. Prior to the date of this prospectus supplement, we had already sold common shares having an aggregate offering price of approximately $64,743,985 under the equity distribution agreements, resulting in an aggregate offering price of $100,000,000.00 of our common shares remaining available for sale pursuant to the terms of the equity distribution agreements as amended and restated.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made by means of ordinary brokers’ transactions on the New York Stock Exchange in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made through a market maker other than an exchange, at prices related to the prevailing market prices or at negotiated prices. The sales agents are not required to sell any specific number or dollar amount of common shares, but each sales agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the sales agent and us. Our common shares to which this prospectus supplement relates will be sold through only one sales agent on any given day. The offering of common shares pursuant to the equity distribution agreements will terminate upon the earlier of (1) the sale of our common shares subject to the equity distribution agreements having an aggregate offering price of $164,743,985, inclusive of the approximately $64,743,985 previously sold, and (2) the termination of the equity distribution agreements by us or the sales agents.

Each sales agent will be entitled to compensation up to 1.25% of the gross sales price per share for any common shares sold through it as our sales agent. In connection with the sale of common shares effected in an “at the market” offering, each sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of the sales agents may be deemed to be underwriting commissions or discounts.

Under the terms of each equity distribution agreement, we also may sell shares of our common stock to each of the sales agents as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to either of the sales agents as principal, we will enter into a separate terms agreement with such sales agent and we will describe the agreement in a separate prospectus supplement or pricing supplement.

Our common shares are listed on the New York Stock Exchange under the symbol “LXP.” On March 13, 2019, the last sale price of our common shares as reported on the New York Stock Exchange was $9.09 per share.

Investing in our common shares involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, and in our periodic reports and other information that we file from time to time with the Securities and Exchange Commission, which are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies	KeyBanc Capital Markets

This Prospectus Supplement is dated March 14, 2019.

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us that relates to this offering of common shares. We have not, and the sales agents have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the sales agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This document consists of two parts. The first part is this prospectus supplement, which describes specific terms of this offering of our common shares and adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus and this prospectus supplement. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of common shares. To the extent that the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any prior document incorporated herein by reference, the information in this prospectus supplement shall control. You should read both this prospectus supplement and the accompanying prospectus, as well as the additional materials described under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus, before investing in our common shares.

All references to the “Company,” “we,” “our” and “us” in this prospectus supplement means Lexington Realty Trust and all entities owned or controlled by us, except where it is made clear that the term means only the parent company. The terms “you” or “your” refer to a prospective investor.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference in this prospectus supplement contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as such may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expected future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” “may,” “plans,” “predicts,” “will,” “will likely result,” or the negative of these words or other similar words or terms. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	changes in economic conditions generally and the real estate market specifically;

•	adverse developments with respect to our tenants;

•	impairments in the value of our real estate investments;

•	legislative/regulatory/accounting changes, including changes to laws governing the taxation of real estate investment trusts, or REITs;

1

•	material legal proceedings;

•	availability of debt and equity capital;

•	increases in real estate construction costs;

•	competition;

•	interest rates;

•	supply and demand for properties in our current and proposed market areas;

•	a downgrade in our credit ratings; and

•	the other risk factors set forth in (i) our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 13, 2019, (ii) the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, and (iii) the other documents incorporated by reference herein, including documents that we file with the SEC in the future that are incorporated by reference herein.

These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus supplement. We caution you that any forward-looking statement reflects only our belief at the time the statement is made. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements to reflect events or developments after the date of this prospectus supplement.

2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it does not contain all of the information that is important to you. Before making a decision to invest in our common shares, you should read carefully this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as provided in “Where You Can Find More Information” beginning on page S-9 of this prospectus supplement, especially the risk factors set forth in (i) our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission, or the Commission, on March 13, 2019, which we refer to as our Annual Report, (ii) the information under the caption “Risk Factors” on page S-5 of this prospectus supplement and (iii) the information in any documents subsequently filed with the Commission that are incorporated by reference herein as provided in “Where You Can Find More Information” for a discussion of factors you should consider carefully before making an investment decision to purchase our common shares.

The Company

We are a Maryland real estate investment trust, qualified as a REIT for federal income tax purposes, that owns a portfolio of equity investments in single-tenant commercial properties, with a focus on industrial properties. A majority of these properties are subject to net or similar leases, where the tenant bears all or substantially all of the costs, including cost increases, for real estate taxes, utilities, insurance and ordinary repairs. However, certain leases provide that the landlord is responsible for certain operating expenses.

As of December 31, 2018, we had equity ownership interests in approximately 135 consolidated real estate properties, located in 34 states and containing an aggregate of approximately 47.6 million square feet of space, approximately 95.1% of which was leased. In 2018, 2017 and 2016, no tenant/guarantor represented greater than 10% of our annual base rental revenue.

In addition to our shares of beneficial interest, par value $0.0001 per share, classified as common stock, which we refer to as common shares, as of December 31, 2018, we have one outstanding class of beneficial interest classified as preferred stock, or preferred shares, our 6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share, or our Series C Preferred Shares. Our common shares and Series C Preferred Shares are traded on the New York Stock Exchange, or NYSE, under the symbols “LXP” and “LXPPRC”, respectively.

We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, commencing with our taxable year ended December 31, 1993. We intend to continue to qualify as a REIT. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net taxable income that is currently distributed to our shareholders. We conduct certain taxable activities through our taxable REIT subsidiary, Lexington Realty Advisors, Inc.

Our principal executive offices are located at One Penn Plaza, Suite 4015, New York, New York 10119-4015 and our telephone number is (212) 692-7200.

We maintain a web site at www.lxp.com, which contains information about us and our subsidiaries. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information included or referred to in, or that can be accessed through, our web site, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

3

THE OFFERING

Issuer	Lexington Realty Trust, a Maryland real estate investment trust.

Common shares to be offered from time to time	Shares of beneficial interest classified as common stock, par value $0.0001 per share, with an aggregate offering price of up to $100,000,000.00.

Common shares outstanding prior to this offering	235,282,784 common shares.(1)

Manner of offering	“At-the-market” offering that may be made from time to time through Jefferies LLC and KeyBanc Capital Markets Inc. as sales agents using commercially reasonable efforts. See “Plan of Distribution.”

Use of proceeds

We intend to use the net proceeds of this offering for general corporate purposes, including, without limitations, unspecified acquisitions and to repay future amounts outstanding on our unsecured credit facility, as the same may be amended, modified or replaced from time to time.

One or more affiliates of KeyBanc Capital Markets Inc. is a lender under our unsecured credit facility and as such may receive a portion of the proceeds from this offering. See “Use of Proceeds” on page S-7 and “Plan of Distribution—Other Relationships” on page S-8 of this prospectus supplement.

Risk factors	Investing in our common shares involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the section entitled “Risk Factors” in our Annual Report and in our periodic reports and other information that we file from time to time with the Commission, which are incorporated by reference into this prospectus supplement.

NYSE symbol	LXP

(1)       Based on common shares issued and outstanding as of March 12, 2019. Does not include common shares issuable, as of the date of this prospectus supplement, upon (i) the exchange of outstanding units of limited partner interest in our operating partnership subsidiary; (ii) the conversion of our outstanding Series C Preferred Shares; (iii) the exercise of outstanding options granted to our employees to purchase common shares; or (iv) the issuance of common shares pursuant to this offering of our common shares.

4

RISK FACTORS

Investing in our common shares involves risks. You should consider carefully the risks described and discussed under the caption “Risk Factors” included in our Annual Report and in any other documents incorporated by reference in this prospectus supplement before making a decision to purchase our common shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement or post-effective amendment we may file or in other reports we file with the Commission in the future. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.

This offering may be dilutive, and there may be future dilution of our common shares.

This offering may have a dilutive effect on our expected earnings per share and funds from operations per share for the year ending December 31, 2019 or in future years when shares are sold pursuant to this offering. The actual amount of such dilution, if any, cannot be determined at this time and will be based on numerous factors, including, without limitation, the amount of shares issued in this offering and the ultimate application of the proceeds thereof. We are not restricted from issuing in the future additional common shares or preferred shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares or preferred shares or any substantially similar securities. The market price of our common shares could decline as a result of sales of a large number of our common shares in the market after this offering or the perception that such sales could occur.

Securities eligible for future sale may have adverse effects on our share price.

We maintain a direct share purchase plan, pursuant to which we may issue additional common shares. In addition, as of March 12, 2019, an aggregate of 3.7 million of our common shares were issuable upon the exercise of employee share options and upon the exchange of units in our operating partnership subsidiary. We have also filed a universal shelf registration statement with the Commission pursuant to which we may sell additional securities in the future. Depending upon the number of such securities issued, exercised or exchanged at one time, an issuance, exercise or exchange of such securities could be dilutive to or otherwise adversely affect the interests of holders of our common shares.

We may change the dividend policy for our common shares in the future.

The decision to declare and pay dividends on our common shares in the future, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our board of trustees in light of conditions then existing, including our earnings, financial condition, capital requirements, debt maturities, the availability of debt and equity capital, applicable REIT and legal restrictions and the general overall economic conditions and other factors. The actual dividend payable will be determined by our board of trustees based upon the circumstances at the time of declaration and the actual dividend payable may vary from such expected amount. As previously announced in 2018, we changed our dividend policy for our common shares to reduce the quarterly dividend amount as a result of our strategy of investing primarily in industrial assets. Any change in our dividend policy could have a material adverse effect on the market price of our common shares.

5

We may in the future choose to pay dividends in shares, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

We may in the future distribute taxable dividends that are payable in shares. Taxable shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for United States federal income tax purposes. As a result, a U.S. shareholder may be required to pay income taxes with respect to such dividends even though no cash dividends were received. If a U.S. shareholder sells the shares it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the shares at the time of the sale. Furthermore, with respect to non-U.S. shareholders, we may be required to withhold U.S. tax with respect to such dividends. In addition, if a significant number of our shareholders determine to sell such shares received in a dividend in order to pay taxes owed on such dividend, it may put downward pressure on the trading price of our common shares.

The trading price of our common shares has been, and may continue to be, subject to significant fluctuations.

From January 1, 2014 through the date of this prospectus supplement, the closing sale price of our common shares on the NYSE (composite) has ranged from $11.69 to $6.61 per share. The market price of our common shares may fluctuate in response to company-specific and general market events and developments, including those described in our Annual Report. In addition, our leverage may impact investor demand for our common shares, which could have a material effect on the market price of our common shares.

Furthermore, the public valuation of our common shares is related primarily to the earnings that we derive from rental income with respect to the properties in which we have an interest and not from the underlying appraised value of the properties themselves. As a result, interest rate fluctuations and capital market conditions can affect the market value of our common shares. For instance, if interest rates rise, the market price of our common shares may decrease because potential investors seeking a higher yield than they would receive from our common shares may sell our common shares in favor of higher yielding securities.

6

USE OF PROCEEDS

We intend to use the net proceeds of this offering of common shares for general corporate purposes, including, without limitation, unspecified acquisitions and to repay future amounts outstanding on our unsecured credit facility, as the same may be amended, modified or replaced from time to time. Pending the use of these proceeds, we may repay future amounts outstanding under our unsecured credit facility, which amounts may be re-borrowed from time to time. As of the date of this prospectus supplement, any amounts outstanding on our unsecured credit facility bear interest at LIBOR plus 0.90% and our unsecured credit facility matures in February 2023, but can be extended until February 2024 at our option.

One or more affiliates of KeyBanc Capital Markets, Inc. is a lender and agent under our unsecured credit facility and as such may receive a portion of the proceeds from this offering as a result of any repayment of the outstanding balance of such facility with the proceeds from this offering. See “Other Relationships” on page S-8 of this prospectus supplement.

We will have significant discretion in the use of the net proceeds of this offering. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities that are consistent with our qualification as a REIT until other uses can be identified.

PLAN OF DISTRIBUTION

We have entered into separate equity distribution agreements, dated as of January 11, 2013, as amended on November 23, 2016 and amended and restated on March 14, 2019, with each of Jefferies LLC and KeyBanc Capital Markets Inc., which we refer to as the sales agents, under which we may issue and sell our common shares from time to time through the sales agents. Sales of our common shares, if any, will be made by means of ordinary brokers’ transactions on the NYSE, in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including sales made through market markers other than on an exchange, at prices related to the prevailing marketed prices or at negotiated prices. Under the terms of each equity distribution agreement, we also may sell our common shares to each of the sales agents, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to either of the sales agents, as principal, we will enter into a separate terms agreement with such sales agent and we will describe the agreement in a separate prospectus supplement or pricing supplement.

When requested by us, the sales agents will offer our common shares subject to the terms and conditions of the equity distribution agreements, which may be on a daily basis for periods of time, or otherwise, or as we may otherwise agree with the sales agents. We will designate the maximum amount of common shares to be sold through each sales agent. Each sales agent has agreed, subject to the terms and conditions of the equity distribution agreements, to use its commercially reasonable efforts to place on our behalf all of the designated common shares. On any given day, only one sales agent may sell the common shares to which this prospectus supplement and the accompanying prospectus relate. We may instruct the sales agents not to place common shares at or below a price designated by us. We or the sales agents may suspend the offering of common shares under the equity distribution agreements upon proper notice to the other party.

We will pay each sales agent a commission up to 1.25% of the gross proceeds of any common shares sold through it pursuant to this prospectus supplement. We estimate that the total expenses for the offering, excluding compensation payable to the sales agents under the terms of the equity distribution agreements, will be approximately $150,000.

7

The sales agents will provide written confirmation to us following the close of trading on the NYSE each day on which common shares are sold under the equity distribution agreements. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the commission payable by us to the applicable sales agent. Settlement for sales of common shares will occur, unless otherwise agreed, on the second business day following the date on which such sales were made.

In connection with the sale of our common shares effected in an “at the market” offering, each sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each sales agent may be deemed to be underwriting commissions or discounts.

We have agreed to indemnify the sales agents against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the equity distribution agreements. We have also agreed to contribute to payments that the sales agents may be required to make in respect of such liabilities.

We will report at least quarterly the number of common shares sold through the sales agents pursuant to the equity distribution agreements, the net proceeds to us and the compensation paid by us to the sales agents in connection with the sales of our common shares.

The offering of our common shares pursuant to the amended and restated equity distribution agreements will terminate upon the earlier of (i) the sale of all common shares subject to the equity distribution agreements, or (ii) the termination of both of the equity distribution agreements. Each equity distribution agreement may be terminated by each of the respective sales agents or us at any time upon three days’ notice and by the respective sales agent at any time in certain circumstances, including our failure to maintain the listing of our common shares on the NYSE or the occurrence of a material adverse change in our company.

OTHER RELATIONSHIPS

Each sales agent has provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other services to us and our affiliates for which services it has received, and may in the future receive, customary fees. In the course of its business, each sales agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, each sales agent may at any time hold long or short positions in such securities. Certain of the net proceeds from the sale of our common shares, not including the sales agent commissions, may be paid to one or more affiliates of KeyBanc Capital Markets Inc. in connection with the repayment of debt owed under our unsecured credit facility.

LEGAL MATTERS

The validity of the common shares offered hereby and certain other matters relating to Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain other matters in connection with this offering will be passed upon for us by Paul Hastings LLP, Atlanta, Georgia. Certain legal matters related to this offering will be passed upon for the sales agents by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements and related financial statement schedule of Lexington Realty Trust and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Lexington Realty Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm and upon their authority as experts in accounting and auditing.

8

The consolidated financial statements and the related financial statement schedule of Lexington Realty Trust for the year ended December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG, LLP (“KPMG”), an independent registered public accounting firm, incorporated by reference herein, and upon the authority of KPMG as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public on the Internet at the Commission’s web site at www.sec.gov.

The Commission allows us to “incorporate by reference” the information we file with the Commission, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is an important part of this prospectus supplement. Any statement contained herein or in the accompanying prospectus hereto or in any document incorporated by reference herein or therein shall be deemed to be amended, modified or superseded for the purpose of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus supplement or the accompanying prospectus, except as so amended, modified or superseded.

We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with Commission rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 13, 2019;

•	our Current Report on Form 8-K filed with the Commission on February 11, 2019; and

•	our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 3, 2018 and definitive additional materials filed with the Commission on April 3, 2018.

9

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents), write us at the following address or call us at the telephone number listed below:

Lexington Realty Trust
One Penn Plaza
Suite 4015
New York, New York 10119-4015
Attention: Investor Relations
(212) 692-7200

We maintain a web site at www.lxp.com, which contains information about us and our subsidiaries. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information included or referred to in, or that can be accessed through, our web site, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

10